UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2016

NATIONAL INTERSTATE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	000-51130	34-1607394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Interstate Drive Richfield, Ohio	44286-9000
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 659-8900
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 25, 2016, National Interstate Corporation (the “Registrant”) announced that it reached an agreement with American Financial Group, Inc., an Ohio Corporation (“American Financial”), pursuant to which Great American Insurance Company (“Great American”), an Ohio corporation and wholly-owned subsidiary of American Financial, will acquire all of the outstanding common shares, par value $0.01 per share (the “Common Shares”) of the Registrant that are not currently owned by Great American, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), by and among the Registrant, Great American, and GAIC Alloy, Inc., an Ohio corporation and wholly-owned subsidiary of Great American (“Merger Sub”). Great American is currently the owner of approximately 51.0% of the outstanding Common Shares of the Registrant.

The Merger Agreement provides for the merger of Merger Sub with and into the Registrant, with the Registrant surviving the merger as a subsidiary of Great American (the “Merger”). Pursuant to the transactions contemplated by the Merger Agreement, each outstanding Common Share of the Registrant (other than Common Shares owned by the Registrant, any wholly-owned subsidiary of the Registrant, Great American, Merger Sub and holders who have properly exercised dissenters’ rights under Ohio law) will be converted into the right to receive $32.00 per Common Share in cash, without interest and less any required withholding taxes (the “Merger Consideration”). In addition, the Merger Agreement provides that the Registrant will declare a special cash dividend of $0.50 per Common Share payable immediately prior to the effective time of the Merger to shareholders of record as of such time (the “Special Dividend”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each outstanding option to purchase common shares granted under the Registrant’s Long Term Incentive Plan (the “Company Options”), whether or not vested, will be cancelled in exchange for the right to receive a lump sum cash payment equal to the product of (a) the excess, if any, of (i) the sum of the Merger Consideration and $0.50 over (ii) the per share exercise price for such Company Option and (b) the total number of Common Shares underlying such Company Option, less applicable taxes required to be withheld. In addition, at the effective time of the Merger, each outstanding award of restricted Common Shares granted under the Company’s Long Term Incentive Plan (the “Company Restricted Share Awards”) will be cancelled in exchange for the right to receive a lump sum cash payment equal to the product of (i) the Merger Consideration and (ii) the number of Common Shares subject to such Company Restricted Share Award, less applicable taxes required to be withheld. In addition, each Company Restricted Share Award entitles the holder of the shares thereunder to the Special Dividend. All such payments will be made by the surviving corporation, without interest, as promptly as reasonably practicable following the effective time of the Merger, and in no event later than 10 business days thereafter.

Until the effective date of the Merger, Great American agrees to cause the four members of the Board of Directors of the Registrant (the “Board”) who are employees of or otherwise affiliated with Great American to vote in favor of regular quarterly dividends of $0.14 per Common Share (“Quarterly Dividends”) for dividends that the Registrant expects to pay on September 13, 2016 and December 13, 2016 with record dates of September 2, 2016 and November 28, 2016, respectively. Shareholders of record as of the effective date of the Merger are entitled to receive any Quarterly Dividend declared for which the record date occurs prior to the closing of the Merger but which is not yet paid as of the closing of the Merger (to the extent not previously paid), without interest.  The Registrant will not pay any such Quarterly Dividend if the effective date of the Merger precedes the applicable record date of such dividend.

The Merger Agreement contains customary representations, warranties and covenants of the Registrant, including covenants to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Merger and not to engage in certain types of transactions during this interim period without the prior written consent of Great American. Each of the Registrant, Great American, and Merger Sub agrees to use such party’s respective reasonable best efforts to take all actions necessary to ensure that the conditions to closing are satisfied and to consummate the transactions contemplated by the Merger Agreement as promptly as practicable.

Consummation of the Merger is subject to certain customary conditions, including approval by the Registrant’s shareholders as described below and receipt of required regulatory approvals. The obtaining of financing is not a condition to the obligations of Great American or Merger Sub to effect the Merger. The Merger is conditioned upon the approval of a resolution to adopt the Merger Agreement by the affirmative vote of (i) at least a majority of all outstanding Common Shares and (ii) at least a majority of all outstanding Common Shares held by shareholders other than Great American and its affiliates, in each case, entitled to vote on the Merger at a meeting of shareholders duly called and held for such purpose (the “Requisite Shareholder Vote”). Great American has agreed to vote the Common Shares of the Registrant that it owns in favor of the adoption of the Merger Agreement.

The Merger Agreement was unanimously approved by a special committee of the Registrant (the “Special Committee”) and by the Board (other than directors affiliated with American Financial or Great American, who recused themselves from such vote), and the Special Committee and the Board (other than directors affiliated with American Financial or Great American, who recused themselves from such vote) unanimously resolved to recommend that shareholders of the Registrant approve the adoption of the Merger Agreement and the transactions contemplated thereby (the “Company Recommendation”). The Registrant has agreed that neither it nor any of its subsidiaries nor any of the officers and directors of it or its subsidiaries (in their capacities as such) will initiate, solicit, knowingly encourage, induce or knowingly facilitate or assist any inquiries or the making, submission, announcement or commencement of any proposal or offer that constitutes, or could reasonably be expected to lead to, any competing proposal or offer to acquire the Registrant (an “Acquisition Proposal”), as further described in the Merger Agreement. These restrictions are subject to provisions that permit the Special Committee to participate in discussions with respect to an Acquisition Proposal if the Special Committee determines by resolution in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Acquisition Proposal (a) constitutes or would reasonably be expected to lead to a “Superior Proposal,” as further described in the Merger Agreement, and (b) that failure to enter into such discussions would be inconsistent with its fiduciary duties under Ohio law.

The Board or any committee thereof (including the Special Committee) is not permitted to (i) withdraw, suspend, modify or amend the Company Recommendation in any manner adverse to Great American or fail to include the Company Recommendation in the proxy statement that the Registrant will prepare in connection with the Merger Agreement and the Merger, (ii) approve, endorse or recommend an Acquisition Proposal or (iii) at any time following receipt of an Acquisition Proposal, fail to reaffirm its approval or recommendation of the Merger Agreement and the Merger as promptly as practicable (but in any event within four business days after receipt of Great American’s reasonable written request to do so (any of clauses (i), (ii) or (iii), an “Adverse Company Recommendation”). However, the Special Committee may, in response to the receipt of a Superior Proposal or an “Intervening Event,” as further described in the Merger Agreement, and subject to certain procedural requirements set forth in the Merger Agreement, make an Adverse Company Recommendation if the Special Committee determines by resolution in good faith, after consultation with its outside financial advisors and outside legal counsel, that failure to do so would be inconsistent with its fiduciary duties under Ohio law.

The Merger Agreement contains customary termination rights, including the right of either the Registrant or Great American to terminate the Merger Agreement if the Merger has not been consummated on or prior to February 15, 2017 or if the Requisite Shareholder Vote is not obtained after a vote of the shareholders of the Registrant. Great American may also terminate the Merger Agreement following an Adverse Company Recommendation. Therefore, even if an Adverse Company Recommendation is made, the transactions contemplated by the Merger Agreement will be submitted to a vote of the Registrant’s shareholders unless the Merger Agreement is terminated by Great American.

The Merger Agreement provides that Great American will be entitled to receive a termination fee of $13,500,000 (the “Termination Fee”) from the Registrant if Great American terminates the Merger Agreement following (i) an Adverse Company Recommendation made in connection with the receipt or announcement of an Acquisition Proposal or a Superior Proposal or (ii) material breach by the Registrant of its representations, warranties or covenants relating to non-solicitation or the convening of the Registrant’s shareholder meeting to obtain approval of the transactions contemplated by the Merger Agreement (the “Shareholder Meeting”). In addition, in the event the Merger Agreement is terminated by Great American because (i) an Adverse Company Recommendation has been made under circumstances where the Termination Fee is not payable, (ii) the Requisite Shareholder Approval is not obtained where an Acquisition Proposal has been made and not withdrawn at least 10 business days before the Shareholder Meeting, or (iii) the Registrant has breached its representations, warranties or covenants (except for its covenants relating to non-solicitation or the Shareholder Meeting) under the Merger Agreement and an Acquisition Proposal has been made prior to the Shareholder Meeting and not withdrawn at least 10 business days prior to the date of termination of the Merger Agreement, Great American, Merger Sub and their respective affiliates will be entitled to receive reimbursement of reasonable out-of-pocket fees and expenses (including reasonable legal fees and expenses) actually incurred on or prior to the termination of the Merger Agreement in connection with the transactions contemplated by the Merger Agreement, in an amount not to exceed $3,950,000.

The Merger Agreement is governed by Ohio law and is subject to the jurisdiction of Ohio federal and state courts.

The summary of the Merger Agreement in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference in its entirety herein.

The representations, warranties and, covenants of Great American, Merger Sub, and the Registrant contained in the Merger Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have generally been qualified by matters disclosed in the Registrant’s filings with the United States Securities and Exchange Commission (the “SEC”), (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding the Registrant, Great American or their respective businesses. Investors should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Registrant, Great American or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Registrant’s or Great American’s (or any of its affiliates’, including American Financial’s) public disclosures.

Voting Agreement

Additionally, on July 25, 2016, the Registrant entered into the Voting Agreement with Great American and certain shareholders of the Registrant (including Alan R. Spachman, the “Shareholders”) in connection with the execution of the Merger Agreement. Based upon 19,991,694 outstanding Common Shares as of July 25, 2016, the Shareholders beneficially own in the aggregate approximately 10% of the outstanding Common Shares.

The Voting Agreement provides that the Shareholders will, among other things, vote or cause to be voted their respective shares of Common Stock in favor of any proposal to approve the Merger and the Merger Agreement  and against any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of the Voting Agreement of that could reasonably be expected to materially impede, interfere with or adversely affect the timely consummation of the Merger or the fulfillment of conditions to the Merger.  In addition, the Voting Agreement generally prohibits the Shareholders from initiating, joining or participating in litigation that seeks to prohibit, prevent or materially delay the closing of the Merger.  The Voting Agreement will automatically terminate at the first to occur of (a) a written agreement among Great American and each Shareholder to terminate the Voting Agreement, (b) the effective time of the Merger, (c) the termination of the Merger Agreement in accordance with its terms, (d) any amendment, waiver or other modification to the Merger Agreement that is materially adverse to the Shareholder (including for the avoidance of doubt, any Excluded Amendment), (e) an Adverse Company Recommendation and (f) February 15, 2017.

Item 8.01    Other Events.

On July 25, 2016, the Registrant issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to and incorporated by reference in its entirety herein.

Cautionary Statement Regarding Forward-Looking Statements
This report may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward- looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward looking statements: the failure to receive, on a timely basis or otherwise, the required approvals by Company stockholders, governmental or regulatory agencies and third parties in connection with the proposed merger among those parties (the “merger”); the risk that a condition to closing of the merger may not be satisfied; each company’s ability to consummate the merger; and operating costs and business disruption may be greater than expected. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in each company’s reports filed from time to time with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the merger will in fact be consummated. We caution investors not to unduly rely on any forward-looking statements. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Additional Information and Where to Find It
In connection with the proposed transaction, the Company will file with the SEC a proxy statement on Schedule 14A and may file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document which the Company may file with the SEC. INVESTORS IN AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of the Company at the following:

Contact:
Gary Monda
Vice President & Chief Investment Officer
National Interstate Corporation
877-837-0339
investorrelations@nationalinterstate.com
www.natl.com

Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and its annual proxy statement filed with the SEC on March 29, 2016. A more complete description will be available in the proxy statement on Schedule 14A. You may obtain free copies of these documents as described in the preceding paragraph.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 25, 2016, by and among Great American Insurance Company, GAIC Alloy, Inc., and National Interstate Corporation.*
99.1	Press Release, dated as of July 25, 2016.**

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.
** This Exhibit is furnished pursuant to Item 9.01 and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2016	NATIONAL INTERSTATE CORPORATION

	By:	/s/ Arthur J. Gonzales
Name: Arthur J. Gonzales _________________________
Title: Senior Vice President, General Counsel & Secretary _

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 25, 2016, by and among Great American Insurance Company, GAIC Alloy, Inc., and National Interstate Corporation.
99.1	Press Release, dated as of July 25, 2016.